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                                                                   EXHIBIT 10.14
                                                                          office

                            LEASE DATED June  , 1997

                                    ARTICLE I

                                 REFERENCE DATA

1.1  SUBJECTS REFERRED TO:

         Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Section:

LANDLORD:  313 Washington Street, LLC, a Massachusetts limited liability company

MANAGING AGENT:            The Grossman Companies, Inc.
                           1266 Furnace Brook Parkway
                           Quincy, MA 02269-0110

LANDLORD'S ADDRESS:        c/o The Grossman Companies, Inc.
                           1266 Furnace Brook Parkway
                           Quincy, MA 02269-0110

LANDLORD'S REPRESENTATIVE:  The Grossman Companies, Inc.

TENANT: MCK Telecommunications, Inc., a corporation organized and existing under the laws of Alberta, Canada.

TENANT'S ADDRESS:          313 Washington Street
                           Newton, MA  02158

BUILDING ADDRESS:          313 Washington Street
                           Newton, MA  02158

ANTICIPATED TERM COMMENCEMENT DATE:  Sixty 960) days following the execution of this Lease.

RENTABLE FLOOR AREA OF TENANT'S SPACE:  6968 Square Feet

RENTABLE FLOOR AREA OF THE BUILDING:  76,473 Square Feet

RENTABLE FLOOR AREA OF THE OFFICE AREAS:  66,139 Square Feet

TENANT'S SHARE OF BUILDING OPERATION
COSTS AND REAL ESTATE TAXES:  9.11%



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TENANT'S SHARE OF OFFICE OPERATION COSTS:  10.54%

BASE REAL ESTATE TAXES:  Real Estate Taxes incurred on account of calendar 1997.

BASE BUILDING OPERATIONS COSTS:  Building Operation Costs incurred on account of calendar 1997.

BASE OFFICE OPERATION COSTS:  Office Operation Costs incurred on account of calendar 1997.

TERM: 60 calendar months (plus, if the Commencement Date is a day other than the first day of a calendar month, the partial month beginning on the Commencement Date and ending on the last day of the calendar month in which the Commencement Date occurs).

EXPIRATION DATE:  The last day of the 60th full calendar month following the
                  Commencement Date.

OPTION TO EXTEND:  One period of 60 months.

ANNUAL RENT:  a) For the period commencing on the Commencement Date and ending on the last day of the 12th full calendar month during the Term (inclusive) - $160,264.00 per annum (i.e. $13,355.33 per month, and proportionately at such rate for any partial calendar month).

              b) For the 13th - 24th full calendar months during the Term - $163,748.00 per annum (i.e. $13,645.67 per month).

              c) For the 25th - 36th full calendar months during the Term - $167,232.00 per annum (i.e. $13,936.00 per month).

              d) For the 37th - 44th full calendar months during the Term - $174,200.00 per annum (i.e. $14,516.67 per month).

              e) For the 49th - 60th full calendar months during the Term - $177,684.00 per annum (i.e. $14,807.00 per month).

MONTHLY RENT:     1/12 of the annual Rent.

ADDITIONAL RENT:  Any and all monies which Landlord is authorized to collect from Tenant hereunder which are not included in Annual Rent. Additional Rent includes charges under Sections 2.6 and 2.9, as well as any other monetary liability of Tenant which may arise hereunder from time to time.



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SECURITY DEPOSIT:  $80,132.00 (See also Sections 8.1 and 8.20 below.)

GUARANTOR(S):  MCK Communications, Inc., a Nevada corporation.

PERMITTED USES:  General office use.

BROKER(S):  The Grossman Companies, Inc.; and Spaulding & Slye.

PUBLIC LIABILITY INSURANCE:
     BODILY INJURY:    $1,000,000 Per Occurrence
     PROPERTY DAMAGE:  $500,000 Per Occurrence

TENANT'S CONSTRUCTION REPRESENTATIVE:  Paul Zurlo

LANDLORD'S CONSTRUCTION REPRESENTATIVE:  Ted Arend

1.2   EXHIBITS: The following Exhibits are incorporated as a part of this Lease:

      EXHIBIT A -- Plan Showing Outline and Location of the Premises

      EXHIBIT B -- Tenant's Floor Plans

      EXHIBIT C -- Landlord's Services

      EXHIBIT D -- Additional Provisions

      EXHIBIT E -- Landlord's Building Standard Improvements

      EXHIBIT F -- Plans Showing Outline and Location of the Temporary Premises

      EXHIBIT G -- HVAC System Operational Standards

1.3   TABLE OF ARTICLES AND SECTIONS:

      ARTICLE I -- Reference Data

      1.1   Subjects Referred To................................................

      1.2   Exhibits............................................................

      1.3   Table of Articles And Sections .....................................

      ARTICLE II -- Premises, Term and Rent



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      2.1   The Premises........................................................

      2.2   Rights To Use Common Facilities.....................................

      2.3   Landlord's Reservations.............................................

      2.4   Term................................................................

      2.5   Monthly Rent Payments...............................................

      2.6   Adjustment For Operating Expenses...................................

      2.7   Electricity Expenses................................................

      2.8   Accounting Periods..................................................

      2.9   Late Payment/Dishonored Checks......................................

      ARTICLE III -- Construction

      3.1   Initial Condition Of The Premises...................................

      3.2   Landlord's Work.....................................................

      3.3   Alterations and Additions...........................................

      3.4   General Provisions Applicable To Construction.......................

      ARTICLE IV -- Landlord's Covenants; Interruptions and Delays

      4.1   Landlord's Covenants................................................

            4.1.1   Services Furnished By Landlord..............................

            4.1.2   Additional Services Available To Tenant.....................

            4.1.3   Roof, Exterior Wall, Floor Stab And Common Facility Repairs.

            4.1.4   Quiet Enjoyment.............................................

      4.2   Interruption And Delays In Services And Repairs, Etc................

      ARTICLE V -- Tenant's Covenants



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      5.1   Payments............................................................

      5.2   Repair And Yield Up.................................................

      5.3   Use      ...........................................................

      5.4   Obstructions; Items Visible From Exterior; Rules And Regulations....

      5.5   Safety Appliances; Licenses; Compliance with Law....................

      5.6   Assignment, Sublease................................................

      5.7   Indemnity; Insurance................................................

      5.8   Personal Property At Tenant's Risk; Tenant's Casualty Insurance.....

      5.9   Right Of Entry......................................................

      5.10  Floor Load; Prevention Of Vibration And Noise.......................
      5.11  Security

      5.12  Personal Property Taxes.............................................

      5.13  Tenant Holdover.....................................................

      5.14  Hazardous Materials.................................................

      ARTICLE VI -- Casualty and Taking

      6.1   Fire Or Casualty....................................................

      6.2   Eminent Domain......................................................

      ARTICLE VII -- Default

      7.1   Events Of Default...................................................

      7.2   Damages.............................................................

      ARTICLE VIII -- Miscellaneous.............................................

      8.1   Security Deposit....................................................



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      8.2   Notice Of Lease; Consent Or Approval; Notices, Bind And Inure;
            Landlord's Estate...................................................

      8.3   Landlord's Failure To Enforce.......................................

      8.4   Acceptance Of Partial Payments Of Rent; Delivery Of Keys............

      8.5   Cumulative Remedies.................................................

      8.6   Partial Invalidity..................................................

      8.7   Self-Help...........................................................

      8.8   Tenant's Estoppel Certificate.......................................

      8.9   Waiver Of Subrogation...............................................

      8.10  All Agreements Contained............................................

      8.11  Brokerage...........................................................

      8.12  Submission Not An Option............................................

      8.13  Relocation..........................................................

      8.14  Costs Of Enforcement................................................

      8.15  Exhibit D - Additional Provisions...................................

      ARTICLE IX -- Rights of Parties Holding Prior Interests

      9.1   Lease Subordinate...................................................

      9.2   Modification, Termination Or Cancellation; Advance Payments Of
            Rent................................................................

      9.3   Rights Of Holder Of Mortgage To Notice Of Defaults By Landlord And
            To Cure Same........................................................

      9.4   Implementation of Article IX........................................




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                                   ARTICLE II

                             PREMISES, TERM AND RENT

     2.1 THE PREMISES: Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, Tenant's Space in the Building (as shown on Exhibit A, annexed), excluding exterior faces of exterior walls, the common emergency stairways and stairwells, elevators and elevator wells, fan rooms, electric and telephone closets, janitor closets, the central atrium (if any) and pipes, ducts, conduits, wires and appurtenant Fixtures serving exclusively or in common other parts of the Building, and, if Tenant's Space includes less than the entire rentable area of any floor, excluding the common corridors, elevator lobby and toilets located on such floor. Tenant's Space, subject to such exclusions, is hereinafter referred to as the "Premises". The term "Building" means, the building erected on the Lot, and the term "Lot" means all, and also any part of, the land owned by Landlord on which the Building is located, plus any additions thereto resulting from the change of any abutting street line. The term "Property" means, collectively, the Building and the Lot. Tenant acknowledges that Tenant has had the opportunity to confirm all floor area measurements set forth herein, and that all rentable floor areas specified in Section 1.1 shall be deemed conclusively to be accurate for all purposes, subject only to any actual change in the physical configuration of the Building or the Premises (or any part of either) occurring following the date hereof.

     The floor area of the Building, the floor area of the Office Areas and the floor area of the Premises have been determined by application of the "BOMA" standard. A further statement of the rentable floor area of the Premises and the useable floor area of the Premises is set forth on Exhibit A.

     2.2 RIGHTS TO USE COMMON FACILITIES: Tenant shall have, as appurtenant to the Premises, rights to use in common with others (subject to reasonable rules and regulations from time to time made by Landlord of which Tenant is given notice): (a) the common lobbies, corridors, stairways and elevators of the Building, and the pipes, ducts, conduits, wires and appurtenant meters and equipment serving the Premises in common with others, (b) common walkways necessary for access to the Building, (c) if the Premises include less than the entire rentable floor area of any floor, the common toilets, corridors and elevator lobby of such floor, and (d) the parking areas serving the Building --- all to the extent and in the location designated by Landlord from time to time.

     2.3 LANDLORD'S RESERVATIONS: Landlord reserves the right from time to time, without unreasonable interference with Tenant's use: (a) to install, use, maintain, repair, replace and relocate, for service to the Premises and other parts of the Building (or either), pipes, ducts, conduits, wires and appurtenant Fixtures, wherever located in the Premises or the Building, and (b) to alter or relocate any other common facility (including parking areas), provided that substitutions are substantially equivalent to, or better than, the item which is to be replaced.

     2.4 TERM: Tenant shall have and hold the Premises for a period commencing on that date (the "Commencement Date") which is the earlier of (a) that date on which the Premises are ready for occupancy as provided in Section 3.2 and (b) that date on which Tenant commences occupancy of any portion of the Premises for the Permitted Uses, and continuing until the Expiration Date unless



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sooner terminated as provided in this Lease. Promptly upon the occurrence of the
Commencement Date, Landlord and Tenant shall execute a written instrument, confirming the exact date of the Commencement Date.

     2.5 MONTHLY RENT PAYMENTS: Tenant agrees to pay rent to Landlord, without demand or any offset or reduction whatever (except as made in accordance with the express provisions of this Lease), equal to the Annual Rent, in equal installments of the Monthly Rent in advance for each calendar month included in the Term (except as provided in the next succeeding sentence hereof); and, for any portion of a calendar month at the beginning or end of the Term, at the proportionate rate payable for such portion. Subject to the next succeeding sentence hereof, each payment of Monthly Rent on account of any calendar month during the Term shall be due and payable on the 25th day of tile immediately preceding month. If the Commencement Date is other than the first day of a calendar month, then the payment of Monthly Rent due on the Commencement Date shall be the Monthly Rent allocable to tile period beginning on the Commencement Date and ending on the last day of tile first full calendar month of the Term; and, in such event, Tenant's next payment on account of Monthly Rent (on account of the second (2nd) full calendar month during the Term) shall be due and payable on the twenty-fifth (25th) day of the first full calendar month of the Term. (See also Section 8.18, below.)

     2.6 ADJUSTMENT FOR OPERATING EXPENSES: For the purpose of this Section 2.6, tile following terms shall have the following meanings:

     A. Real Estate Taxes - real estate taxes levied against the Property, including betterment assessments, so-called rent taxes and other governmental charges, which may be charged, assessed or imposed upon the Property, and reasonable expenses of any proceedings for abatement of taxes. There shall be excluded from Real Estate Taxes income taxes, excess profits taxes, excise taxes, franchise taxes and estate, succession, inheritance and transfer taxes.

     B. Building Operation Costs - ail costs and expenses incurred by Landlord in connection with the maintenance and operation of the Property, except for any Office Operation Costs (as defined below). Building Operation Costs shall include without limitation, all costs and expenses incurred by Landlord (a) in making repairs or replacements to tile Building and its parking areas and other appurtenances, (b) in carrying fire, casualty, rent and liability insurance upon and with respect to the Property (including, Without limitation, insurance carried under so-called "blanket" and/or "umbrella" policies, provided however, that only such portion of the premiums for the so-called "blanket" "umbrella" policies as is reasonably and equitably allocable to the Property shall be included in Building Operation Costs), (c) in providing trash pick-up service for the Building, and lighting, plowing, cleaning, maintaining and beautifying the exterior of the Building and the land and parking areas appurtenant to the Building and tile landscaping and gardening (if any) thereof, (d) in paying wages, unemployment taxes and benefits of personnel engaged in the management and operation of the Building (appropriately pro-rated where a person's duties are not limited solely to the Building),



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         (e) in paying for water and sewerage charges imposed by the entity providing such services, (f) in paying for all other utilities provided to any portion of the Property other than the Office Areas, (g) in causing the Building (other than the Office Areas) to comply with all applicable building codes, regulations and other statutes (except as expressly provided in Section 5.5, below), and (h) a management fee of the product of 5% of the gross receipts from operation of the Property and a fraction whose numerator is Building Operation Costs (exclusive of this management fee) for the calendar year and whose denominator is the sum of Building Operation Costs and Office Operation Costs (both exclusive of a management fee) for the calendar year. (If, because the Building is not completely occupied, Building Operation Costs are less than the costs which would have arisen if the Building had been completely occupied, Building Operation Costs will be deemed to be the costs which (in Landlord's reasonable judgment) would have arisen if the Building had been completely occupied.) (See also Section 2.6 A, below.)

     C. Office Operation Costs - all costs and expenses incurred by Landlord in operating and maintaining the office areas of the Building (the "Office Areas"), to the extent that such services are not intended to be provided to the occupants of the Building as a whole. Office Operation Costs shall include, without limitation, all costs and expenses incurred by Landlord (a) in providing cleaning and cleaning supplies to the Office Areas, (b) in providing HVAC and elevator service to the Office Areas (including maintenance and replacement of relevant facilities and equipment, when necessary), (c) in providing utilities services to tile Office Areas (other than water and sewerage services),
         (d) in causing the Office Areas to comply with all applicable building codes, regulations and other statutes (except as expressly provided in Section 5.5, below), and (e) a management fee of 5% of gross receipts from the operation of the Property reduced by the management fee described in clause (h) of subparagraph B. (If because the Office Areas are not completely occupied, Office Operation Costs are less than the costs which would have arisen if the Office Areas had been completely occupied, Office Operation Costs will be deemed to be the costs which (in Landlord's reasonable judgment) would have arisen if the Office Areas had been completely occupied.) (See also Section 2.6 A. below.)

     D. Real Estate Tax Excess - for any calendar year occurring partially or wholly during tile Term, the amount, if any, by which Real Estate Taxes exceed the Base Real Estate Taxes specified in Section 1.1.

     E. Building Operation Cost Excess - for any calendar year occurring partially or wholly during the Term, the amount, if any, by which Building Operation Costs exceed the Base Building Operation Costs specified in Section 1.1.

     F. Office Operation Cost Excess - for any calendar year occurring partially or wholly during the Term, the amount, if any, by which Office Operation Costs exceed the Base Office Operation Costs specified in Section 1.1.



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     G.  Tenant's Excess Obligation - for any calendar year occurring wholly during the Term, the sum of (i) the Real Estate Tax Excess, multiplied by Tenant's Share of Real Estate Taxes (as specified in Section 1.1),
         (ii) the Building Operation Cost Excess, multiplied by Tenant's Share of Building Operation Costs (as specified in Section 1.1) and (iii) the Office Operation Cost Excess, multiplied by Tenant's Share of Office Operation Costs (as specified in Section 1.1). For the partial calendar years at the beginning and end of the Term, Tenant's Excess Obligation shall be equal to Tenant's Excess Obligation as determined pursuant to the immediately preceding sentence, multiplied by a fraction whose numerator is the number of days in the partial calendar year which is included in the Term and whose denominator is 365.

     Tenant shall pay to Landlord Tenant's Excess Obligation for each calendar year (or partial calendar year) during the Term. Tenant shall pay to Landlord, monthly, on the days on which Monthly Rent is due and payable, a sum equal to that reasonably estimated by Landlord for such purpose, such payments to represent payments on account of Tenant's obligations under this Section 2.6. From time to time, Landlord shall have the right to adjust the amount of Tenant's monthly payments. Following the end of each calendar year, Landlord shall determine the exact amount of Tenant's Excess Obligation with respect to the calendar year then ended, and, within twenty-one (21 days following Tenant's receipt of notice of such determination, appropriate adjustments shall be made (either by additional payment by Tenant or refund by Landlord), so that the amount of such adjustment when aggregated with the amount of Tenant's monthly payments during the preceding calendar year will equal Tenant's Excess Obligation for such calendar year.

     Tenant shall have the right, within ninety (90) days following Tenant's receipt of the notice of determination referred to in the immediately preceding paragraph, to request further information concerning the matters in such notice
o f determination. Tenant's request shall set forth with reasonable specificity the exact areas of Tenant's inquiry. If Tenant shall so request, then Landlord shall either allow Tenant to review Landlord's books and records or supply photocopies of Landlord's records, so as to permit Tenant to confirm the accuracy of Landlord's notice of determination. Nothing set forth in this paragraph shall constitute a justification for Tenant's failure to pay Tenant's Excess Obligation in a timely manner, as set forth above. Instead, Tenant shall pay Tenant's Excess Obligation, as originally computed by Landlord, in a timely manner: and as a result of Tenant's subsequent examination of Landlord's records, it shall be determined that Landlord's notice of determination was in error, such error shall be corrected by reimbursement to Tenant or additional payment to Landlord (as appropriate).

     Landlord agrees that, in maintaining and operating the Property, Landlord shall act in a prudent and businesslike manner, in a good faith effort to maintain the condition and reputation of the Building without incurring expenses in excess of those then being incurred by prudent owners of similar properties in the Metropolitan Boston Area.

     2.6 A CAPITAL EXPENSES: As used herein, a "capital expense" shall mean a cost or expense incurred by Landlord in operating and maintaining the Building which, under generally accepted accounting principles, is deemed to be a capital expense. A capital expense shall not be included in




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Building Operation Costs or Office Operation Costs unless (i) such capital expense is incurred in order to cause the Building to comply with applicable governmental statutes, regulations and the like (subject, however, to the provisions of Section 5.5, below), or (ii) in Landlord's reasonable judgment, such expense will result in lower Building Operation Costs or Office Operation Costs than the Building Operation Costs or Office Operation Costs which would have been incurred, either currently or in the future if such expenses had not been incurred. (For example, capital expenses incurred for the benefit of specific tenants of the Building (but not the Building as a whole) shall not be included in Building Operation Costs or Office Operation Costs, nor shall capital expenses incurred in connection with the activities described in Section 8.18, below; but capital expenses incurred in replacing mechanical systems in the Building shall be included in Building Operation Costs or Office Operation Costs, if, in Landlord's reasonable judgment, they will result in long-term savings, even if they will not result in immediate savings.) With respect to any capital expense which is to be included in Building Operation Costs or Office Operation Costs, the amount which is to be included in any calendar year during the Term shall be computed by amortizing such capital expense (with interest thereon computed at the rate of 1% above the "prime rate" in effect as of the date on which such capital expense is incurred) over the reasonably anticipated useful life of the repair or replacement item giving rise to such expense.

     2.7 ELECTRICITY EXPENSES: Unless otherwise expressly provided in this Lease, Tenant shall pay, directly to the supplier thereof, ail charges for electricity supplied to the Premises.

     If Tenant requires electricity in excess of the amount of electricity ordinarily supplied to similar premises by landlords in the metropolitan Boston Area, Landlord, at the sole cost and expense of Tenant, will furnish and install such additional wires, conduits, feeders, switchboards and appurtenances as Landlord may deem to be necessary in order to supply such additional electricity; provided, however, that Landlord shall have no obligation to furnish any such excess electricity unless the same shall be permitted by applicable laws and insurance regulations, and shall not cause or threaten permanent damage or injury to the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs, or permanently interfere with or disturb other tenants or occupants of the Building.

     2.8 ACCOUNTING PERIODS: Landlord shall have the right from time to time to change the periods of accounting under Section 2.6 to any annual period other than a calendar year, and upon any such change all items referred to in Section
2.6 shall be appropriately apportioned.

     2.9 LATE PAYMENT/DISHONORED CHECKS: In the event (i) any payment of rent (Annual or Additional) is not paid within five (5) business days of the due date, or (ii) a check received by Landlord from Tenant shall be dishonored, then because actual damages for a late payment or for a 9 dishonored check are extremely difficult to fix or ascertain, but recognizing that damage and injury result therefrom, Tenant agrees to pay $ 100.00 as liquidated damages for each late payment and $50.00 as liquidated damages for each time a check is dishonored. (The grace period herein provided is strictly related to the liquidated damages for a late payment and shall in no way modify or stay Tenant's obligation to pay rent when it is due, nor shall the same preclude Landlord from pursuing its remedies under Article V11 hereof, or as otherwise allowed by law.) In the event that two (2) or more




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of Tenant's checks are dishonored, Landlord shall have the right, in addition to all other rights under this Lease, to demand all future payments by certified check or money order. Furthermore if any payment of rent (Annual or Additional) shall not be paid when due, the same shall bear interest from the date when the same was due until the date paid at the lesser of (a) eighteen percent (18%) per annum and (b) the highest lawful rate of interest which Landlord may charge to Tenant without violating any applicable law. Such interest shall constitute Additional Rent hereunder.

                                   ARTICLE III

                                  CONSTRUCTION

     3.1 INITIAL CONDITION OF THE PREMISES: Except as expressly provided herein, Landlord shall deliver (and Tenant shall accept) possession of the Premises in a totally "as is" condition. Accordingly, Tenant expressly acknowledges and agrees that (i) Landlord has made no representation or warranty concerning the current condition of the Premises or its fitness for use for any particular purpose and
(ii) except as expressly provided herein, Landlord shall have no obligation to alter, renovate or improve the Premises in any respect.

     3.2 LANDLORD'S WORK:

A. As used herein, "Tenant's Floor Plans" shall mean the plans for the Premises specified on (or annexed hereto as) Exhibit B, annexed: -Tenant's Plans" shall mean architectural plans and working drawings for the preparation of the Premises, based upon Tenant's Floor Plans and incorporating Landlord's building standard materials and improvements (as set forth on Exhibit E, annexed), and -Landlord's Work" shall mean (i) the work shown on Tenant's Plans and (ii) such work (if any) as may be necessary to cause the plumbing, electrical and other mechanical systems serving the Premises to be in good working, order (including, without limitation, such work (if any) as may be necessary to cause the HVAC system serving the Premises to operate in accordance with the standards set forth on Exhibit G, annexed). Following the execution of this Lease, Landlord shall prepare Tenant's Plans, and shall submit the same to Tenant for Tenant's approval. Within three (3) business days after Tenant's receipt of Tenant's Plans, Tenant shall either approve Tenant's Plans or notify Landlord of any respect(s) in which Tenant requires that Tenant's Plans be modified. (Tenant's failure to respond prior to the expiration of such three (3) day period shall be deemed to constitute approval of Tenant's Plans as submitted by Landlord.) Promptly following Tenant's approval of Tenant's Plans (which approval shall not be unreasonably withheld or delayed), Landlord shall undertake Landlord's Work. Except as otherwise provided in this Lease, all of Landlord's Work shall be completed at Landlord's sole cost and expense.

B. The Premises shall be deemed to be ready for occupancy when (i) the work described in Tenant's Plans has been completed except for items of work which can be completed after occupancy has been taken without causing substantial interference with Tenant's use of the Premises (i.e. so-called "punch-list items") and (ii) Landlord has obtained a certificate of




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     occupancy (or other similar certificate), permitting the Premises to be lawfully occupied for the Permitted Uses. Landlord shall complete as soon as conditions practicably permit all punch-list items, and Tenant shall not use the Premises in such manner as will increase the cost of completion.

     Landlord shall communicate reasonably with Tenant as Landlord's Work approaches substantial completion; and Tenant shall have the right to bring its furniture and other personal property into the Premises prior to substantial completion of Landlord's Work, so long as such action by Tenant does not materially interfere with the prosecution of Landlord's Work.

C. The work required of Landlord pursuant to this Article III shall be deemed approved by Tenant on the Commencement Date except for items which are then uncompleted or do not conform to Tenant's Plans and as to which, in either case, Tenant shall have given notice to Landlord prior to such date.

D. Landlord agrees to use due diligence to cause the Premises to be ready for occupancy on or before the Anticipated Term Commencement Date. However, if Landlord shall be unable to cause the Premises to be ready for occupancy on or before the Anticipated Term Commencement Date, then Landlord shall not be subject to any liability for such failure, nor shall such failure affect the validity of this Lease. Furthermore, if, as a result of (i) any request by Tenant that Tenant's Plans be changed or (ii) any other action by Tenant, Landlord's Work is delayed, then, at Landlord's option, the Premises shall be deemed to have been ready for occupancy on that date on which, in Landlord's reasonable judgment, the Premises would have been ready for occupancy in the absence of such request or action.

E. As used herein, "Tenant's Construction Representative" and "Landlord's Construction Representative" shall mean, respectively, the individuals specified in Section 1.1, above. To the extent reasonably practicable, all communications between Landlord and Tenant concerning Landlord's Work shall be conducted through Landlord's Construction Representative and Tenant's Construction Representative. Without limitation, any change orders or other directions made by Tenant with respect to Landlord's Work shall be binding upon Tenant if (but only it) the same are made by Tenant's Construction Representative and agreed to by Landlord's Construction Representative 3.3 Alterations And Additions: This Section 3.3 shall apply both before and during the Term:

3.3 ALTERATIONS AND ADDITIONS: This Section 3.3 shall apply both before and during the Term: Tenant shall not make any structural alterations or additions to the Premises. Tenant shall not make any other alterations or additions to the Premises except in accordance with plans and specifications therefor first approved by Landlord. Landlord agrees that such approval shall not be unreasonably withheld or delayed, Landlord shall not be deemed unreasonable for withholding approval of any alterations or additions which (a) involve or might affect any structural or exterior element of the Building, any area or element outside of the Premises, or any facility serving any area of the Building outside the Premises, or (b) will delay completion of the Premises or improvements in any other portion of the Building, or (c) will require unusual expense to readapt the Premises to normal office use on Lease termination or increase the cost of construction or of insurance or taxes on the Building or of the services called for by Section 4.1 (unless Tenant first gives assurance acceptable to Landlord for payment of such increased cost and that such readaptation will be made prior to such termination without expense to Landlord). All alterations and additions shall be part of the Building unless and until Landlord shall specify the same for removal pursuant to Section 5.2. All of Tenant's alterations and additions and installation of furnishings shall be coordinated with any work being performed by or for Landlord and in such manner as to maintain harmonious labor relations and not to damage the Building or Lot or interfere with Building construction or operation and, except for installation of furnishings, shall be performed by Landlord's general contractor or by contractors or workmen first approved by Landlord. Except for work by Landlord's general contractor, Tenant, before its work `IS started, shall: secure all licenses and permits necessary therefor; deliver to Landlord a statement of the names of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them and security satisfactory to Landlord protecting Landlord against liens arising out of the furnishing of such labor and material; and cause each contractor to carry workmen's compensation insurance in statutory amounts covering all the contractor's and subcontractor's employees and comprehensive public liability insurance with such limits as Landlord may reasonably require, but in no event less than $2,000,000 per occurrence, and property damage insurance with limits of not less than $500,000 (all such insurance to be written in companies approved by Landlord and insuring Landlord and Tenant as well as the contractors), and to deliver to Landlord certificates of all such insurance, Tenant agrees to pay promptly when due tile entire cost of any work- done oil tile Premises by Tenant, its agents , employees, or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises and immediately to discharge any such liens which may attach. Tenant shall pay 100% of any increase in Real Estate Taxes which shall result from any alteration, addition or improvement to the Premises made by Tenant.

     3.4 GENERAL PROVISIONS APPLICABLE TO CONSTRUCTION: All construction work required or permitted by this Lease shall be done in a good and workmanlike manner with new first class materials and in compliance with all applicable laws and all lawful ordinances, regulations and orders of governmental authorities and insurers of the Building. Each party may inspect tile work of the other at reasonable times and shall promptly give notice of observed defects.

                                   ARTICLE IV

                 LANDLORD'S COVENANTS; INTERRUPTIONS AND DELAYS

     4.1 LANDLORD'S COVENANTS: Landlord covenants:

         4.1.1 SERVICES FURNISHED BY LANDLORD: To furnish the services, utilities, facilities, and supplies set forth in Exhibit C, equal in quality to those customarily provided by landlords in similar quality buildings in the greater Boston area:

         4.1.2 ADDITIONAL SERVICES AVAILABLE TO TENANT: To the extent feasible, to furnish, at Tenant's expense, reasonable additional Building operation services which are usual and customary in similar office buildings in the greater Boston area, upon reasonable advance request of Tenant, at rates from time to time established by Landlord (For example, upon not less than 24 hours advance notice from Tenant to the building manager or other person designated by Landlord, Landlord shall provide off-hours HVAC service to the Premises. Landlord's current charge for such off-hours HVAC service is $20.00 per hour, but Landlord shall have the right to adjust such charge from time to time.);

         4.1.3    ROOF, EXTERIOR WALL, FLOOR STAB AND COMMON FACILITY REPAIRS:
                  Except as otherwise provided in Article VI, to make such repairs to the roof, exterior walls, floor slabs, parking facilities and other common areas and facilities as may be necessary to keep them in serviceable condition; and

         4.1.4 QUIET ENJOYMENT: That Tenant, on paying the rent and performing its obligations in this Lease, shall peacefully and quietly have, hold and enjoy the Premises without hindrance or molestation by anyone claiming by, through or under Landlord, subject to all the terms and provisions hereof.

     4.2 INTERRUPTION AND DELAYS IN SERVICES AND REPAIRS, ETC.: Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of Landlord or its agents entering the Premises for any of the purposes in this Lease authorized, or for repairing the Premises or any portion of the Building, however the necessity may occur. If Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on Landlord's part, then, except as expressly provided in the next succeeding paragraph hereof, Landlord shall not be liable to Tenant therefor, nor, except as expressly provided in the next succeeding paragraph hereof, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises.

     If Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed by Landlord, and if (i) such condition materially interferes with Tenant's use and enjoyment of the Premises and (ii) such material interference continues until the Abatement Date (as defined below), then, beginning with the Abatement Date and continuing until such condition has been remedied to the extent necessary to avoid material interference with Tenant's use and enjoyment of the Premises. Tenant shall receive a reduction or abatement of its obligations under Sections 2.5 and 2.6, above, consistent with the extent of interference with Tenant's use and enjoyment of the Premises. Furthermore, if such material interference continues until the Termination Date (as defined below), then Tenant shall have the right to terminate this Lease, by notice to Landlord not later than the date on which such condition has been remedied to the extent necessary to prevent material interference with Tenant's use and enjoyment of the Premises. As used herein, the "Abatement Date" shall mean: (x) with respect to a condition reasonably within Landlord's control - the 11th business day following the date on which the condition first materially interferes with Tenant's use and enjoyment of the Premises; and (y) with respect to a condition not reasonably within Landlord's control - the 21st business day following the date on which such condition first materially interferes with Tenant's use and enjoyment of the Premises. As used herein, the "Termination Date" shall mean: (x) with respect to a condition reasonably within Landlord's control - the 180th business day following the date on which the condition first materially interferes with Tenant's use and enjoyment of the Premises; and (y) with respect to a condition not reasonably within Landlord's control - the 270th business day following the date on which such condition first materially interferes with Tenant's use and enjoyment of the Premises.

     Landlord reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed: provided, however, that in each instance of stoppage, Landlord shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof. Landlord also reserves the right to institute (and, thereafter, Tenant shall comply with) such policies, programs and measures as may be necessary, required or expedient (in the reasonable judgment of Landlord) for the conservation or preservation of energy or energy services or as may be necessary or required to comply with applicable codes, rules, regulations or standards.

                                    ARTICLE V

                               TENANT'S COVENANTS

     Tenant covenants during the Term and such further time as Tenant occupies any part of the Premises:

     5.1 PAYMENTS: To pay when due all Annual Rent and Additional Rent and all charges for additional services rendered pursuant to Section 4.1.2.

     5.2 REPAIR AND YIELD UP: Except as otherwise provided in Article VI and
Section 4.1.3. to keep the Premises in good order, repair and condition, reasonable wear and tear only excepted, and all glass in windows and doors of the Premises whole and in good condition with glass of the same quality as that injured or broken, damage by fire only excepted, and, at the expiration or termination of this Lease, peaceably to yield up the Premises and all alterations and additions thereto in good order, repair and condition, reasonable wear and tear excepted, first removing all goods and effects of Tenant and, to the extent specified by Landlord by notice to Tenant given at least ten (10) days before such expiration or termination, all alterations and additions made by Tenant and all partitions, and repairing any damage caused by such removal and restoring the Premises and leaving them clean and neat. (However, nothing set forth in this Lease shall be deemed to require Tenant to remove Landlord's Work at the expiration or termination of this Lease.)

     5.3 USE: Continuously from the commencement of the Term, to use and occupy the Premises for the Permitted Uses, and not to injure or deface the Premises, Building or Lot, nor to permit in the Premises any auction sale, vending machine, or inflammable fluids or chemicals, or nuisance, or the emission from the Premises of any objectionable noise or odor, nor to use or devote the Premises or any part thereof for any purpose other than the Permitted Uses, nor any use thereof which is inconsistent with the maintenance of the Building as a mixed use building of the first class in the quality of its maintenance, use and occupancy, or which is improper, offensive, contrary to law or ordinance or liable to invalidate or increase the premiums for any insurance on the Building or its contents or liable to render necessary any alteration or addition to the Building. (Without limitation, if Tenant engages in any activity which increases the premiums for any insurance maintained, by Landlord or any occupant of the Building, on the Building or its contents (or any portion of either), then Tenant shall promptly reimburse Landlord for any such increase.)

     5.4 OBSTRUCTIONS; ITEMS VISIBLE FROM EXTERIOR; RULES AND REGULATIONS: Not to obstruct in any manner any portion of the Building not hereby leased or any portion thereof or of the Lot used by Tenant in common with others; not without prior consent of Landlord to permit the painting or placing of any signs on doors or any signs, curtains, blinds, shades, awnings, aerials or flagpoles, or the like, visible form outside the Premises; and to comply with all reasonable rules and regulations now or hereafter made by Landlord, of which Tenant has been given notice, for the care and use of the Building and Lot and their facilities and approaches. Landlord shall not be liable to Tenant for the failure of other occupants of the Building to conform to such rules and regulations.

     5.5 SAFETY APPLIANCES; LICENSES; COMPLIANCE WITH LAW: To keep the Premises equipped with all safety appliances required by law or ordinance or any other regulation of any public authority and to procure all licenses and permits so required because of Tenant's use of the Premises and, if requested by Landlord, to do any work in the Premises required to permit Tenant lawfully to engage ill such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant's Permitted Uses.

     Notwithstanding anything to the contrary set forth in this Lease, Landlord (and not Tenant) shall I be solely responsible for correcting any violation of any building code, law or regulation applicable to the Property, to the extent that such violation exists as of the Commencement Date. All costs incurred by Landlord in remedying any such violation shall be borne by Landlord, and no part thereof shall be included in Tenant's Excess Obligation. By its execution of this Lease, Landlord represents and warrants that, except for the front entrance to the Building, as of the date hereof, the Building complies with the Americans with Disabilities Act in all material respects.

     5.6 ASSIGNMENT, SUBLEASE: Tenant shall not assign this Lease or sublet (or otherwise permit anyone else to occupy) the whole or any part of the Premises without Landlord's prior written consent (the granting of which consent shall be governed by the next succeeding paragraph hereof). (For the purposes of the immediately preceding sentence, an assignment shall be deemed to include, without limitation, the creation of any security in Tenant's leasehold interest hereunder, as well as the sale or other transfer of a controlling interest in the business entity constituting Tenant.) Without intending to limit Landlord's right to withhold such consent as governed by (the next succeeding paragraph hereof) it is agreed that if Tenant requests Landlord's consent to assign this Lease or sublet any or all of the floor area within the Premises, Landlord shall have the option, exercisable by notice to Tenant given within twenty (20) days after receipt of such request, to terminate this Lease as of a date specified in such notice, which date shall be not less than thirty
(30) nor more than sixty (60) days after the date of such notice (provided, however, that, if such sublease applies only to a portion of the Premises, then Landlord shall have the option to terminate this Lease only if the rentable area of the portion of the Premises which is the subject of such sublease, when aggregated with the rentable area of all portions of the Premises previously subleased by Tenant, will exceed 50% of the rentable floor area of the Premises. Notwithstanding such consent, Tenant shall remain primarily liable to Landlord for the payment of all rent and for the full performance of the covenants and conditions of this Lease. ff. as a result of any assignment or sublease, Tenant is entitled to receive from the assignee or sublessee rental and other charges which (on a per square foot basis) exceed the rental and other charges payable by Tenant hereunder, then, promptly upon receipt of such rental or other charges from the assignee or sublessee, Tenant shall pay to Landlord 75% of any such excess; provided, however, that Tenant shall have the right to use such excess first to reimburse itself for all reasonable out-of-pocket expenses (e.g. reasonable legal costs and brokerage commissions) incurred by Tenant in connection with such assignment or sublease. In the event that Tenant shall request Landlord's consent to any proposed assignment or sublease, Tenant shall promptly reimburse Landlord for all legal fees and other costs and expenses incurred by Landlord in considering such request, whether or not Landlord consents to the proposed assignment or sublease.

     Landlord shall not unreasonably withhold or delay its consent to any assignment or sublease as to which Landlord's consent is requested by Tenant. In connection with any proposed assignment or sublease. Tenant shall supply to Landlord such materials as Landlord may reasonably require in order to reach an informed decision. Such information may include, without limitation, the business terms of' tile proposed assignment or sublease and information concerning the Financial condition, reputation and business experience of the proposed assignee or subtenant. Without limitation, it shall not be unreasonable for Landlord to withhold its consent to a proposed assignee or subtenant which
(i) is not of reasonably satisfactory financial condition or (ii) is an existing tenant of the Building, or (iii) is already engaged in negotiations with Landlord for the occupancy of premises in the Building.

     5.7 INDEMNITY; INSURANCE: To the maximum extent this agreement may be made effective according to law, Tenant agrees to indemnify and save harmless Landlord from and against all claims of whatever nature arising from any act, omission or negligence of Tenant or Tenant's contractors, licensees, agents, servants or employees or arising from any accident, injury or damage whatsoever caused to any person or to the property of any person, occurring after the commencement of construction work by Tenant, and until the end of the Term and thereafter, so long as Tenant is in occupancy of any part of the Premises, in or about the Premises, or arising from any death, accident, injury or damage occurring outside of the Premises but within the Building, or on the Lot, where such accident, damage or injury results or is claimed to have resulted from any act or omission on the part of Tenant or Tenant's agents or employees or independent contractors or invitees or suppliers. This indemnity shall, to the maximum extent this agreement may be made effective according to law, also extend to all loss, costs, penalties, damage and claims of whatever nature asserted against Landlord arising out of the use or occupancy of, or passage or travel over or upon, the Property by Tenant or by any person claiming by, through or under Tenant (including, without limitation, all employees, agents, contractors and customers of Tenant), or arising out of any delivery to or service supplied to the Premises, or on account of or based on anything whatsoever done on the Premises, except if the same was caused by the negligence, fault or misconduct of Landlord or its servants or employees. This indemnity and hold harmless agreement shall include indemnity against all costs, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof with counsel approved by Landlord.

     Tenant shall maintain, with respect to the Premises and the Property, comprehensive public liability insurance in amounts not less than the amounts specified in Section 1.1. Said insurance shall be issued by responsible insurance companies authorized to do business in the Commonwealth of Massachusetts and having a "Best's" rating of A or higher, and shall insure as named insured Landlord. Landlord's Representative (as initially specified in Section 1.1, but subject to change from time to time by notice from Landlord to Tenant), and Tenant. Tenant shall deposit with Landlord certificates for such insurance at or prior to the commencement of the Term, and thereafter at least twenty (20) days prior to the expiration of any such policies. All such insurance certificates shall provide that such policies (as well as any other insurance required to be maintained by Tenant under this Lease) shall not be canceled or modified without at least ten (10) days prior written notice to Landlord. If said insurance shall be written on a so-called "aggregate liability" basis, each time that a claim is paid thereunder, Tenant shall review its coverage and, if necessary, increase the amount of its coverage so that the remaining aggregate limits shall be not less than the limits required herein to be carried by Tenant. Tenant also agrees that, upon Landlord's request from time to time, Tenant shall increase the limits of the public liability insurance described above to such limits as are customarily carried with respect to premises similar to the Premises within the municipality in which the Building is situated.

     5.8 PERSONAL PROPERTY AT TENANT'S RISK; TENANT'S CASUALTY INSURANCE: That all of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises or elsewhere in the Building or on the Lot, shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or borne by Landlord, except that Landlord shall in no event be indemnified or held harmless or exonerated from any liability to Tenant or to any other person, for any injury, loss, damage or liability to the extent such indemnity, hold harmless or exoneration is prohibited by law.

     Tenant shall maintain casualty insurance, in form and substance (and issued by an insurer) reasonably satisfactory to Landlord, insuring Tenant's furniture, trade fixtures and personal property, in an amount not less than the full replacement value thereof Certificates of such insurance shall be delivered to Landlord in the manner required with respect to Tenant's liability insurance coverage, as provided in the second paragraph of Section 5.7.

     5.9 RIGHT OF ENTRY: To permit Landlord and its agents: to examine the Premises at reasonable times and, if Landlord shall so elect, to make any repairs or replacements as Landlord, in the exercise of its reasonable business judgment, may deem necessary; to remove, at Tenant's expense, any alterations, additions, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or the like not consented to in writing; and to show the Premises to prospective tenants during the Five (5) months preceding expiration of the Term and to prospective purchasers and mortgagees at all reasonable times. Except in the case of emergency, Landlord shall exercise its right of access under this
Section 5.9 only upon not less than 48 hours advance notice to Tenant. Such notice may be given orally or in writing, to any person who Landlord reasonably believes is authorized to receive such notice.

     5.10 FLOOR LOAD; PREVENTION OF VIBRATION AND NOISE: Not to place a load upon the Premises exceeding a rate of 50 pounds of live load per square foot; and not to place or move any safe, vault or other heavy equipment in, about or out of the Premises except in such manner and at such time as Landlord shall in each instance authorize. Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other space in tile Building shall be so installed, maintained and used by Tenant as to eliminate such vibration or noise.

     5.11 SECURITY: To comply with ail such reasonable measures as Landlord may deem advisable for the security of the Building and its occupants, including, without limitation, the evacuation of the Building for cause or suspected cause or for drill purposes, the temporary denial of access to tile Building and tile closing of the Building after regular working hours on regular working days and on Sundays and legal holidays, subject, however to Tenant's right to admittance when the Building is closed after regular working hours under such reasonable regulations as Landlord may prescribe from time to time (which may include, by way of example but not of limitation, that persons entering or leaving the Building, whether or not during regular working hours, identify themselves to a watchman by registration or otherwise and that said persons establish their right to enter or leave the Building).

     5.12 PERSONAL PROPERTY TAXES: To pay promptly when due all taxes which may be imposed upon personal property (including without limitation, fixtures and equipment) in the Premises to whomever assessed.

     5.13 TENANT HOLDOVER: To provide Landlord with advance notice whenever Tenant reasonably anticipates that it will retain possession of the Premises or any part thereof after the expiration or termination of this Lease: and to pay to Landlord two (2) times the greater of (i) the then fair market rent as conclusively determined by Landlord and (ii) the total of the Annual Rent and other changes under Article 11 then applicable, for each month or portion thereof Tenant shall retain possession of the Premises or any part thereof after the expiration or termination of this Lease, whether by lapse of time or otherwise, and also to pay all damages sustained by Landlord on account thereof (provided, however, that, during the first fifteen (15) days of any such holding over, such damages shall not include losses resulting, from the loss of any prospective tenant of the Premises, but may include other losses (including, without limitation, reasonable costs incurred by Landlord in providing, and moving Tenant to, temporary alternative space in order to avoid the loss of a prospective tenant of the Premises). The provisions of this Section shall not operate as a waiver by Landlord of the right of reentry provided in this Lease. At the option of Landlord exercised by a notice given to Tenant while such holding over continues, such holding over shall constitute an extension of the Term of this Lease for a period of one year.

     5.14 HAZARDOUS MATERIALS: Tenant shall not use any portion of the Premises for the use, generation, treatment, storage or disposal of "oil", "hazardous material", Hazardous wastes", or "hazardous substances" (collectively, the "Materials"), as such terms are defined under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.9601 et seq., as amended, the Resource Conversation and Recovery Act of 1976, 42 U.S.C. ss.6901 et seq., as amended, and the regulations promulgated thereunder, and all applicable state and local laws, rules and regulations (now or hereafter in effect), including, without limitation, Massachusetts General Laws, Chapters 21C and 21E (the "Superfund and Hazardous Waste Laws"), without the express written prior consent of Landlord and, if required, its mortgagees, and then only to the extent that the presence of the Materials is (i) property licensed and approved by all appropriate governmental officials and in accordance with all applicable laws and regulations and (ii) in compliance with any terms and conditions stated in said prior written approvals by the Landlord or its mortgagees. Tenant shall promptly provide Landlord with copies of all notices received by it, including, without limitation, any notice of violations notice of responsibility or demand for action from any federal, state or local authority or official in connection with the presence of Materials in or about the Premises, Building or Lot. In the event of any presence or release of Materials upon the Premises, Building or Lot, or upon adjacent lands, caused by Tenant or its agents or representatives or those claiming under Tenant, as defined in the Superfund and Hazardous Waste Laws, Tenant shall promptly remedy the problem in accordance with all applicable laws and requirements and shall indemnify, defend and hold Landlord harmless from and against all loss, costs, liability and damage, including attorneys' fees and the cost of litigation arising from the presence or release of such Materials. Nothing herein shall be deemed to prohibit the lawful use of customary cleaning materials and office supplies, provided the same are stored and used in a lawful manner.

                                   ARTICLE VI

                               CASUALTY AND TAKING

     6.1 FIRE OR CASUALTY:

         1. If, after the commencement of the Term and prior to the expiration or earlier termination hereof, the Premises shall be partially damaged (as distinguished from "substantially damaged", as that term is hereinafter defined) by fire or casualty, Landlord shall promptly proceed to restore so much of the Premises as was originally constructed by Landlord to substantially the condition which that portion of the Premises originally constructed by Landlord was in at the time of such damage, but Landlord shall not be responsible for delay which may result from any cause beyond the reasonable control of Landlord.

         2. If, after the commencement of the Term and prior to the expiration or earlier termination hereof, the Premises shall be substantially damaged (as that term is hereinafter defined) by Fire or casualty, the risk of which is covered by Landlord's insurance, Landlord, promptly after such damage and the determination of the net amount of insurance proceeds available to Landlord (that is, the amount of insurance proceeds paid by Landlord's insurer on account of such fire or casualty, after deducting therefrom (i) costs incurred by Landlord in obtaining such payment and (ii) the amount of such proceeds retained by any mortgagee in satisfaction of any outstanding mortgage debt), shall expend so much as may be necessary of such net amount to restore, to the extent originally constructed by Landlord (consistent, however, with zoning laws and building codes then in existence), so much of the Premises as was originally constructed by Landlord to substantially the condition which such portion of the Premises was in at the time of such damage, except as hereinafter provided, but Landlord shall not be responsible for delay which may result from any cause beyond the reasonable control of Landlord. Should the net amount of insurance proceeds available to Landlord be insufficient to cover the cost of restoring the Premises, in the reasonable estimate of Landlord, Landlord may, but shall have no obligation to, supply the amount of insufficiency and restore the Premises with all reasonable diligence, or Landlord may terminate this Lease by giving notice to Tenant within a reasonable time after Landlord has determined the estimated net amount of insurance proceeds available to Landlord and the estimated cost of such restoration.

         3. Promptly following the substantial completion of Landlord's restoration work, as provided above. Tenant shall restore its trade fixtures, inventory and other items of personal property, so as to assure that business operations from tile entire Premises shall be reinstated at the earliest possible date.

         4. The term "substantial damage" and "substantially damaged" as used herein shall refer to damage of such a character that the same cannot, in ordinary course, reasonably be expected to be repaired within sixty (60) days from the time that such work would commence.

         5. If, however, the Building shall be substantially damaged or destroyed by fire or casualty, or if, as the result of a risk not covered by the forms of hazard insurance then customarily carried on like improvements in the locality in which the Premises are located (the parties agreeing that, as of the date of execution hereof, such form of insurance coverage is commonly known as Fire with Extended Coverage Endorsement No. 4 and Vandalism and Malicious Mischief coverage), tile Premises are substantially damaged, Landlord shall promptly restore, to the extent originally constructed by Landlord (consistent, however, with zoning laws and building codes then in existence), so much of the Building or the Premises as were originally constructed by Landlord to substantially the condition thereof at the time of such damage, unless Landlord, promptly after such loss, gives notice to Tenant of Landlord's election to terminate this Lease. If Landlord shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

         6. If the Premises shall be substantially damaged by fire or casualty within the last twelve (12) months of the Term, either party shall have the right, by giving notice to the other not later than sixty (60) days after such damage, to terminate this Lease, whereupon this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

         7. If the Premises shall be damaged by fire or casualty, the Annual Rent payable by Tenant under this Lease shall abate or be reduced proportionately for the period in which, by reason of such damage, there is substantial interference with the operation of Tenant's business in the Premises, having regard to the extent to which Tenant may be required to discontinue Tenant's business in the Premises, but such abatement or reduction shall end upon completion by Landlord of the work which Landlord is required to do under this Section 6.1 in restoration of the Premises.

     6.2 EMINENT DOMAIN:

         1. If the Premises, or such portion thereof as (in Landlord's reasonable judgment) to render the continued operation of the balance uneconomic (if reconstructed to the maximum extent practicable in the circumstances), shall be taken by condemnation or right of eminent domain, Landlord shall have the right to terminate this Lease by notice to Tenant of its desire to do so, provided that such notice is given not later than thirty (30) days after Tenant has been deprived of possession. Further, if so much of the Building or the Lot shall be so taken that continued operation of the Building would be uneconomic. Landlord shall have the right to terminate this Lease by giving notice to Tenant of Landlord's desire so to do not later than thirty (30) days after the effective date of such taking.

     Should any part of the Premises be so taken or condemned and such taking or condemnation occurs after the commencement of the Term, and should this Lease be not terminated in accordance with the foregoing provisions. Landlord agrees, promptly after such taking or condemnation and tile determination of Landlord's award on account thereof, to expend so much as may be necessary of tile net amount which may be awarded to Landlord in such condemnation proceedings (that is, the amount of proceeds of any award received by Landlord in such condemnation proceedings and allocable to damage which is to be restored, after deducting therefrom (i) costs incurred, by Landlord in obtaining such award and
(ii) the amount of such proceeds retained by any mortgagee in satisfaction of any outstanding mortgage debt) in restoring the Premises, to the extent originally constructed by Landlord, to an architectural unit as nearly like their condition prior to such taking as shall be practicable. Should the net amount so awarded to Landlord be insufficient to cover the cost of restoring the Premises, in the reasonable estimate of Landlord. Landlord may, but shall have no obligation to, supply the amount of such insufficiency and restore the Premises to such an architectural unit, with all reasonable diligence, or Landlord may terminate this Lease by giving notice to Tenant within a reasonable time after Landlord has determined the estimated net amount which may be awarded to Landlord and the estimated cost of such restoration.

         2. Promptly following the substantial completion of Landlord's restoration work, as provided above, Tenant shall restore its trade fixtures, inventory and other items of personal property, so as to assure that business operations from the entire Premises shall be reinstituted at the earliest possible date.

         3. Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Lot, the Premises, the Building and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, as aforesaid; and, by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such damages or compensation. Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a claim for the value of any of Tenant's usual trade fixtures installed in the Premises by Tenant at Tenant's expense and for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.

         4. In the event of any such taking of the Premises, the Annual Rent, or a fair and just proportion thereof, according to the nature and extent of the damage sustained, shall be suspended or abated, as Landlord, in its reasonable Judgment, may deem to be appropriate and equitable in the j circumstance. Furthermore, following any taking, Tenant's obligations under Section 2.6 shall be adjusted appropriately, in order to take account of any reduction in the gross square footage of floor area in the Premises and/or the remainder of the Building.

                                   ARTICLE VII

                                     DEFAULT

     7.1 EVENTS OF DEFAULT: If any default by Tenant continues after notice. In case of Annual Rent or Additional Rent for more than seven (7) days, or in any other case for more than thirty (30) days and such additional time, if any, as is reasonably necessary to cure tile default if tile default is of' such a nature that `it cannot reasonably be cured in thirty (30) days (provided, however, that such additional time shall be available to Tenant only if Tenant commences the remedy of tile relevant default within thirty (30) days after notice from Landlord, and thereafter prosecutes such remedy diligently to completion); or if Tenant or any guarantor of any of Tenant's obligations under this Lease makes any assignment for the benefit of creditors, or files a petition under any provision or chapter of any bankruptcy or insolvency law, or if such petition filed against Tenant or such guarantor is not dismissed within sixty (60) days, or if a receiver or similar officer becomes entitled to Tenant's leasehold is hereunder and such leasehold is not returned to Tenant within sixty (60) days, or If such leasehold is taken on execution or other process of law in any action against Tenant --- then, in any such case, whether or not the Term shall have begun, Landlord may immediately, or at any time while such default exists, terminate this Lease by notice to Tenant, and this Lease shall come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Term, and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

     7.2 DAMAGES: In the event that this Lease is terminated under any of the provisions contained in Section 7.1 or is otherwise terminated for breach of any obligation of Tenant, Tenant covenants to pay forthwith to Landlord, as compensation, the excess of the total rent reserved for the residue of the Term over the rental value of the Premises for said residue of the Term. In calculating the rent reserved, there shall be included the Annual Rent and all Additional Rent, and the value of all other consideration agreed to be paid or performed by Tenant for said residue, Tenant further covenants as an additional and cumulative obligation after any such ending to pay punctually to Landlord all the sums and perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated in calculating the amounts to be paid by Tenant under the next foregoing covenant, Tenant shall be credited with any amount paid to Landlord as compensation as in this Section 7.2 provided, and also with the net proceeds of any rent obtained by Landlord by reletting the Premises, after deducting ail Landlord's expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting, it being agreed by Tenant that Landlord may (i) relet the Premises or any part or parts thereof, for a term or terms which may, at Landlord's option, be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term and may grant such concessions and free rent as Landlord, in its sole judgement, considers advisable or necessary to relet the same, and (ii) make such alterations, repairs and decorations in the Premises as Landlord, in its sole judgement, considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid.

     In lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this Section 7.2, Landlord may, by written notice to Tenant, at any time after this Lease is terminated under any of the provisions contained in Section 7.1 or is otherwise terminated for breach of any obligation of Tenant and before such full recovery, elect to recover, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the aggregate of 9 the Annual Rent and Additional Rent accrued under Sections 2.5, 2.6 and 2.7 in the 12 months ended next prior to such termination, plus the amount of Annual Rent and Additional Rent of any kind accrued and unpaid at the time of termination, plus expenses due under Section 8.14, and less the amount of any recovery by Landlord under the foregoing provisions of this Section 7.2 up to the time of payment of such liquidated damages.

     Notwithstanding anything in this Lease to the contrary, Landlord should take all reasonable steps to mitigate its damages in the event of a default hereunder by Tenant. Nothing contained in tills Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above.

                                  ARTICLE VIII

                                  MISCELLANEOUS

     8.1 SECURITY DEPOSIT: Landlord acknowledges that it has received from Tenant the security deposit set forth in Section 1.1, said sum to serve as security for the payment of rents and the performance and observance of the agreements and conditions in this Lease contained on the part of Tenant to be performed and observed. In the event of any default or defaults in such payment, performance or observance, Landlord may apply said sum or any part thereof toward curing of any such default or defaults and to compensating Landlord for any loss or damage arising from any such default or defaults. Upon the yielding up of the Premises at the expiration or other termination of the Term. said sum (or so much thereof as may remain after application in satisfaction of any existing defaults or liabilities of Tenant hereunder) shall be returned to Tenant. It is understood and agreed that Landlord shall always have the right to apply said sum, or any part thereof, as aforesaid in the event of' any such default or defaults, without prejudice to any other remedy or remedies which Landlord may have. or Landlord may pursue any other such remedy or remedies in lieu of (and in addition to) applying said sum or art thereof. No interest shall be payable on said sum or any part thereof. If Landlord shall apply said sum or any part thereof as aforesaid, Tenant shall upon demand pay to Landlord the amount so applied by Landlord, to restore the security to Its original amount. Whenever the holder of Landlord's interest in this Lease, whether it be the Landlord named in this Lease or any transferee of said Landlord, immediate or remote, shall transfer its interest In this Lease, such holder shall be released from any and all liability to Tenant with respect to said sum or its application or return, it being understood that Tenant shall thereafter look only to such transferee with respect to said sum its application and return. However, the holder of any mortgage upon property which includes the Premises shall never be responsible to Tenant for said sum or its application or return unless said sum shall actually have been received in hand by such holder. (See also Section 8.20, below.)

     8.2 NOTICE OF LEASE; CONSENT OR APPROVAL; NOTICES, BIND AND INURE; LANDLORD'S ESTATE: The titles of the Articles and Sections herein are for convenience only and are not to be considered in construing this Lease, Tenant agrees not to record this Lease, but upon request of either party, both parties shall execute and deliver a notice of this Lease, in form appropriate for recording or registration, and if this Lease is terminated before the Term expires, an Instrument in such form acknowledging the date of termination. Except as expressly provided in Section 5.9, above, whenever any notice, approval, consent, request or election is given or made pursuant to this Lease, it shall be in writing. Communications and payments shall be addressed if to Landlord at Landlord's Address or at such other address as may have been specified by prior notice to Tenant, and if to Tenant at Tenant's Address or at such other address as may have been specified by prior notice to Landlord. Any communication so addressed shall be deemed duly served if mailed by registered or certified mail, return receipt requested or by reputable overnight delivery service, and shall be deemed to be effective when tendered to the intended recipient for delivery, If Landlord by notice to Tenant at any time designates some other person to receive payments or notices, all payments or notices thereafter by Tenant shall be paid or given to the agent designated until notice to the contrary is received by Tenant from Landlord. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the original Landlord named herein and each successive owner of the Premises shall be liable only for obligations accruing during the period of its ownership. If Landlord shall at any time be an individual, joint venture, tenancy in common, firm or partnership (general or limited), a trust or trustees of a trust, it is specifically understood and agreed that there shall be no personal liability of the Landlord or any joint venturer, tenant, partner, trustee, shareholder, beneficiary or holder of a beneficial interest under any of the provisions hereof or arising out of the use or occupation of the Premises by Tenant. In the event of a breach or default by Landlord of any of its obligations under this Lease, Tenant shall look solely to the then equity of the Landlord in the Property for the satisfaction of Tenant's remedies, and it is expressly understood and agreed that Landlord's liability under the terms, covenants, conditions, warranties and obligations of this Lease shall in no event exceed the loss of such equity interest. In no event shall Landlord be liable to Tenant for any indirect or consequential damages sustained by Tenant, from whatever cause.

     8.3 LANDLORD'S FAILURE TO ENFORCE: The failure of Landlord to seek redress for violation of or to insist upon strict performance of, any covenant or condition of this Lease or any of the rules and regulations referred to in
Section 5.4, whether heretofore or hereafter adopted by Landlord, shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation, nor shall the failure of Landlord to enforce any of said rules and regulations against any other tenant of the Building be deemed a waiver of any such rules and regulations The receipt by Landlord of Annual Rent or Additional Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing signed by Landlord. No consent or waiver, express or implied by Landlord to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

     8.4 ACCEPTANCE OF PARTIAL PAYMENTS OF RENT; DELIVERY OF KEYS: No acceptance by Landlord of a lesser sum than the Annual Rent and Additional Rent then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided. The delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.

     8.5 CUMULATIVE REMEDIES: The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

     8.6 PARTIAL INVALIDITY: If any term of this Lease, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease. or the application of such term to persons or circumstances other than those to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Lease shall be valid and enforceable to the fullest extent permitted by law.

     8.7 SELF-HELP: If Tenant shall at any time default in the performance of any obligation under this Lease, Landlord shall have the right, but shall not be obligated, to enter upon the Premises and (whether or not such entry is necessary) to perform such obligation notwithstanding the fact that no for such substituted performance by Landlord is made in this Lease with respect to specific provisions such default. In performing such obligation, Landlord may make any payment of money or perform any other act. All sums so paid by Landlord (together with interest at the rate specified in Section 2.9 and all necessary incidental costs and expenses in connection with the performance of any such act by Landlord) shall be payable to Landlord immediately on demand. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant form any of its obligations under this Lease.

     8.8 TENANT'S ESTOPPEL CERTIFICATE: Tenant agrees from time to time, upon not less than twenty (20) days prior written request by Landlord (but subject to the provisions of the next succeeding paragraph hereof), to execute, acknowledge and deliver to Landlord a statement, in writing certificate, that tills Lease is unmodified and in full force and effect and that Tenant has no defenses, offsets or counterclaims against its obligations to pay the Annual Rent and Additional Rent and to perform Its other covenants under this Lease and that there are no uncured defaults of Landlord or Tenant under this Lease (or, if there have been any modifications, that the same are In full force and effect as modified and stating the modifications and, if there are any defenses, offsets, counterclaims or defaults settling them forth in reasonable detail), and the dates to which the Annual Rent and Additional Rent have been paid, and any other information reasonably requested. Any such statement delivered pursuant to this Section 8.8 may be relied upon by any prospective purchaser or mortgagee of the Promises or any prospective assignee of any mortgagee of the Premises.

     With respect to requests for Estoppel Certificates, as provided above, Landlord agrees that (i) Landlord shall make such requests only in connection with the proposed sale or refinancing of the Property, or for other reasonable business purposes, and (ii) with respect to the third and each succeeding request during any period of 12 consecutive calendar months. Landlord shall reimburse Tenant for all reasonable out-of-pocket costs and expenses incurred by Tenant in responding to such request.

     8.9 WAIVER OF SUBROGATION: Any casualty insurance carried by either party with respect to the Premises or property therein or occurrences thereon shall, if it can be so written without additional premium or with any additional premium which the other party agrees to pay, include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by such insurance to the extent of the indemnification received thereunder.

     8.10 ALL AGREEMENTS CONTAINED: This Lease contains all of the agreements of the parties with respect to the subject matter thereof and supersedes all prior dealings between them with respect to such subject matter.

     8.11 BROKERAGE: Each party hereto warrants to the other party hereto that the warranting party has had no dealings with any broker or agent in connection with this Lease other than the Broker(s) (if any) listed in Section 1.1 and the warranting party covenants to defend with counsel approved by the other party, hold harmless and indemnify the other party from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any other broker or agent with respect to the warranting party's dealings in connection with this Lease or the negotiation thereof.

     8.12 SUBMISSION NOT AN OPTION: The submission of this Lease or a summary of some or all of its provisions for examination does not constitute a reservation of or option of the Premises or an offer to lease.

     8.13 RELOCATION: Landlord shall have the right, from time to time (but, in any event, on not more than one occasion during any period of 36 consecutive calendar months), to relocate Tenant to premises in the Building of substantially similar size and utility to the Premises. Such right shall be exercised by notice to Tenant, specifying a date for such relocation not sooner than thirty (30) days from tile date or such notice (provided, however, that such relocation date may be extended by Landlord from time to time in order to accommodate Landlord's construction schedule or Landlord's other reasonable business purposes). If Landlord shall exercise such right, Landlord shall (i) improve tile Substitute premises with a Finish substantially identical to the finish existing in the Premises as of tile date of relocation, (ii) effect such relocation in a manner (and at a time of day) so as not to interfere unreasonably with Tenant's ongoing business activities and (iii) reimburse Tenant for all reasonable costs and expenses incurred by Tenant in connection with such relocation (including, without limitation, reasonable costs and expenses incurred by Tenant in installing wiring for data and telecommunications in the substitute premises).

     8.14 COSTS OF ENFORCEMENT: If either party hereto engages in judicial or quasi-judicial proceedings or otherwise retains counsel, as a result of any default by the other party hereto or other dispute hereunder, the non-prevailing party shall reimburse the prevailing party for all reasonable costs, counsel, and other fees incurred by the prevailing party in connection therewith. The parties shall request that the trier of fact, in its decision, determine which is the prevailing party.

     8.15 ADDITIONAL PROVISIONS: The additional provisions set forth on Exhibit D, annexed, are incorporated in this Lease by reference as if fully set forth herein.

                                   ARTICLE IX

                    RIGHTS OF PARTIES HOLDING PRIOR INTERESTS

     9.1 LEASE SUBORDINATE: This Lease shall be subject and subordinate to any mortgage now or hereafter on the Lot or Building or both (which are separately and together hereinafter in this Article IX referred to as the "mortgaged premises"), and to each advance made or hereafter to be made under any mortgage, and to all renewals, modifications, consolidations, replacements and extensions thereof' and all substitutions therefor. Such subordination shall be conditioned upon Tenant's receipt of a "nondisturbance agreement" from the holder of the mortgage to which this Lease is to be subordinated, to the effect that, notwithstanding any foreclosure of such mortgage (or any similar action) pursuant to which the holder of such mortgage (or its successor in title) succeeds to the interest of Landlord hereunder, Tenant shall be permitted to continue to exercise its rights hereunder, and such holder (or its successor) shall not terminate this Lease except under the conditions which would have permitted Landlord to terminate this Lease if Landlord had continued to hold the landlord's interest hereunder. In confirmation of such subordination (but subject to delivery of a "non-disturbance agreement' as provided above), Tenant shall execute and deliver promptly any reasonable certificate that Landlord or any mortgagee may request. In the event that any mortgagee or its respective successor in title shall succeed to the interest of Landlord, then, at the option of such mortgagee or successor, this Lease shall nevertheless continue in full force and effect and Tenant shall and does hereby agree to attorn to such mortgagee or successor and to recognize such mortgagee or successor as its Landlord.

     9.2 MODIFICATION, TERMINATION OR CANCELLATION; ADVANCE PAYMENTS OF RENT: No assignment of this Lease and no agreement to make or accept any surrender, termination or cancellation of this Lease and no agreement to modify this Lease so as to reduce the rent, change the Term or otherwise materially change the rights of Landlord hereunder, or to relieve Tenant of any obligations or liability hereunder, shall be valid unless consented to by Landlord's mortgagees of record, if any No Annual Rent or regularly scheduled periodic Additional Rent shall be paid more than ten (10) days prior to the due date thereof. Payments made in violation of this provision shall (except to the extent that such payments are actually received by a mortgagee) be a nullity as against any mortgagee and Tenant shall be liable for tile amount of such payments to such mortgagee.

     9.3 RIGHTS OF HOLDER OF MORTGAGE TO NOTICE OF DEFAULTS BY LANDLORD AND TO CURE SAME: No act or failure to act on the part of Landlord which would entitle Tenant, under the terms of this Lease, or by law, to be relieved of Tenant's obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) Tenant shall have first given written notice of Landlord's act or failure to act to Landlord's mortgagees of record it any, specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant's rights, and
(ii) such mortgagees, after receipt of such notice, have failed or refused to correct or cure tile condition complained of within a reasonable time thereafter: but nothing contained in this Section 9.3 shall be deemed to impose any obligation on any such mortgagee(s) to correct or cure and condition. "Reasonable time", as used herein, means and includes a reasonable time to obtain possession of the mortgaged premises if the mortgagee elects to do so and a reasonable time to correct or cure the condition if such condition is determined to exist.

     9.4 IMPLEMENTATION OF ARTICLE IX: Tenant agrees on request of Landlord to execute and deliver from time to time any agreement which may reasonably be deemed necessary to implement the provisions of this Article IX.

     EXECUTED as a sealed instrument in any number of counterparts (each of which shall be deemed to be an original instrument for all purposes), on the day and year first above written.

         LANDLORD:  313 Washington Street, LLC


                    By:  /s/ Louis J. Grossman
                         ---------------------------
                         Its Manager




         TENANT:  MCK Telecommunications, Inc.


                  By: /s/ Paul K. Zurlo
                      ------------------------------
                      Its
                      hereunto duly authorized

                                    EXHIBIT A

             [Plan showing an outline and location of the premises.]

             [Plan showing an outline and location of the premises.]

                                            JOHN M. SHESKEY + Associates, Inc.


                                                              14 Franklin Street
                                                              Quincy MA 02169

                                                              617 770 2010


June 20, 1997




Mr. Louis Grossman
The Grossman Companies, Inc.
1266 Furnace Brook Parkway
Quincy, MA 02169

RE: 313 Washington St., Newton, MA

Dear Louis:

As Project Architect for the renovations to 313 Washington Street, John M. Sheskey + Associates, Inc. has measured the overall building as well as individual tenant spaces as requested by The Grossman Companies, Inc. The methods of measurement used are based on the ANSI/BOMA 265.1-1996, Standard Method for Measuring Floor Area in Office Buildings. The Second Floor space to be leased to MCK Communications, Inc. has been determined to have a useable number of 5,905 sf and a rentable number of 6,968 sf. The rentable number is based on an R/U Factor of 1.18 in accordance with BOMA Standards.

Sincerely,



/s/ Stephanie N. Sedgeley
Stephanie N. Sedgeley

ARCHITECTURE


Kenneth J. Hagan RA
Vice President

Garry W. Gardner RA
Associate

Alan R. States RA
Associate

Douglas A. Berg
Computer Applications

                                   EXHIBIT "C"

                              313 WASHINGTON STREET
                              NEWTON, MASSACHUSETTS

                                LANDLORD SERVICES

I.   CLEANING

     A.   Daily Operations (5 times per week)

          1.   Office Areas

               a.  Empty and clean all waste receptacles; wash receptacles.

               b.  Vacuum all rugs and carpeted areas.

               c.  Empty, damp-wipe and dry all ashtrays.

          2.   Lavatories

               a.  Sweep and wash floors with disinfectant.

               b.  Wash both sides of toilet seats with disinfectant.

               c.  Wash all mirrors, basins, bowls, urinals.

               d.  Spot clean toilet partitions.

               e.  Empty and disinfect sanitary napkin dispensers.

               f. Refill toilet tissue, towel, soap and sanitary napkin dispensers.

          3.   Common Areas

               a. Wipe down entrance doors and clean glass (interior and exterior).

               b.  Vacuum elevators carpets and wipe down doors and walls.

     B.   Weekly Operations

          1.   Office Area, Lavatories, Public Areas

               a. Hand-dust and wipe clean, with treated cloths, all horizontal surfaces which (i) are within normal reach and (ii) have been cleared by Tenant, including furniture, office equipment, window sills, door ledges, chair rails, baseboards, convector tops, etc.

               b. Remove finger marks from private entrance doors, light switches and doorways.

               c.  Sweep all stairways.

     C.   Monthly Operations

          1.   Office and Common Areas

               a.  Thoroughly vacuum seat cushions on chairs, sofas, etc.

               b.  Vacuum and dust grillwork.

          2.   Lavatories

               a.  Wash down interior walls and toilet partitions.

     D. Window Cleaning all exterior windows will be periodically washed on the inside and outside surfaces.

II.  HEATING VENTILATING AND AIR CONDITIONING

     A. Heating, ventilating and air conditioning as required to provide comfortable temperatures for normal business days (except holidays); Monday through Friday from 8:00 a.m. to 6:00 p.m. and Saturday from 9:00 a.m. to 1:00 a.m.

     B. Maintenance on any additional or special conditioning equipment and the associated operating cost will be at Tenant's expense.

     C. In the event of federal, state or local government controls, rules, regulations or restrictions on the use or consumption of energy or other utilities during the term of tills lease, including renewals or extensions thereof, both Tenant and Landlord shall be bound and shall comply with the same, regardless of any other provisions of this lease-, in the event regulations or restrictions by Landlord shall prevail and Landlord shall, without exposure to legal process by Tenant, have the right to enforce compliance including tile right of entry into Tenant's space to effect compliance.

III. WATER

     A. Hot water for lavatory purposes and cold water for drinking, lavatory and toilet purposes.

IV.  ELEVATORS

     A. Elevators are for the use of all Tenants and the general public for access to and from all floors of the Building. Programming of elevators (including but not limited to service elevators) shall be as Landlord from time to time determines best for the building as a whole.

V.   RELAMPING OF LIGHT FIXTURES

     A. Tenant will reimburse Landlord for the cost of lamps, ballasts and starters and the cost of replacing same within the Premises.

VI.  CAFETERIA AND VENDING INSTALLATIONS

     A. Any space within the Premises to be used primarily for lunchroom or cafeteria operation shall be Tenant's responsibility to keep clean and sanitary, it being understood that Landlord's approval of such use must be first obtained in writing.

     B. Vending machines or refreshment service installation by Tenant must be approved by Landlord in writing and shall be restricted in use to employees and business callers. All cleaning necessitated by such installation shall be at Tenant's expense.

VII. ADDITIONAL SERVICES

     A. Any additional services provided by Tenant which are not provided in like manner or quantities to all Tenants shall be at tile sole cost of those Tenants receiving such service or services.

     B.   Landlord shall remove snow from the parking lot and walkways.

     C.   Landlord shall maintain exterior landscaping.

                                   EXHIBIT "D"

                              ADDITIONAL PROVISIONS

     8.16 TENANT'S PARKING: In consideration for Tenant's execution of this Lease (and for so long as this Lease shall remain in full force and effect), Tenant shall have the right, without charge, to use 14 parking spaces ("Tenant's Spaces") in the parking garage serving the Building. The use of Tenant's Spaces shall be subject to the following terms and conditions;

     1) The availability of Tenant's Spaces constitutes a right to use unreserved spaces in the garage and does not constitute a representation or warranty that any particular space in the garage will be available at any time.

     2) The right to use Tenant's Spaces shall be made available by Tenant only to its employees, customers and other invitees; and such right shall not be subleased, assigned or otherwise severed from the tenant's interest under this Lease.

     3) The provisions of Sections 5.6 and 5.7 of this Lease shall apply to Tenant's exercise of its rights under this Section 8.16.

     4) The use of Tenant's Spaces shall be subject to such rules and regulations as may be adopted by Landlord from time to time for application generally to par-ties permitted to use the garage.

     8.17 LANDLORD'S IMPROVEMENTS TO THE COMMON AREAS: Landlord has indicated to Tenant that Landlord intends to renovate tile common areas of the Building in various respects, and Landlord acknowledges that it has been informed by Tenant that such indication has served as a material inducement to Tenant to enter into this Lease. Specifically, Landlord has indicated its intention to (i) renovate the main building lobby (including, if reasonably practicable, installation of a stairway to tile second floor of the Building), (ii) install a new tenant directory in the main building lobby, and (iii) paint walls, repair ceilings and install new carpeting and lighting in the common hallways of the Building.

     8.18 TEMPORARY PREMISES: As used herein, the "Temporary Premises" shall mean the premises shown on Exhibit I annexed, consisting of a rentable area of 1130 square feet. Following the execution of this Lease. Tenant shall have the right to use and occupy the Temporary Premises. Such use and occupancy shall be upon all of the terms and conditions set forth in this Lease, except that Tenant's monthly Annual Rent obligation with respect to the Temporary Premises shall be $2165.83 per month (and proportionately at such rate for any partial month), being the product of tile rentable area of the Temporary Premises and 1/12 of $23.00. Promptly upon the occurrence of the Commencement Date, Tenant shall quit and deliver up to Landlord the Temporary Premises, the Temporary Premises to be then in the condition which the Premises are required to be in upon the expiration or earlier termination of this Lease. If Tenant fails to quit and deliver up the Temporary

Premises in a timely manner, then, in addition to such other rights and remedies as may accrue to Landlord. Tenant shall be liable for "holdover rent" with respect to the Temporary Premises, computed in the manner provided in Section 5.13, above.

     If the Commencement Date is a day other than the first day of a calendar month, then Tenant shall receive a credit toward Tenant's first Annual Rent payment with respect to the Premises in an amount equal to (i) the Annual Rent payment made by Tenant with respect to the Temporary Premises, for the calendar month in which the Commencement Date occurs, multiplied by (ii) a fraction whose numerator is the number of days between the Commencement Date and the last day of' the calendar month in which the Commencement Date occurs (inclusive) and whose denominator is the number of days in the calendar month in which the Commencement Date occurs.

     8.19 TENANT'S OPTION TO EXTEND: So long as this Lease is then in full force and effect and Tenant is not in default, beyond the expiration of any applicable grace and/or cure periods, in the performance of its obligations hereunder, Tenant shall have the option to extend this Lease for one period of sixty (60) months (the "New Term"), commencing on the first day of the sixty-first full calendar month following the Commencement Date. If Tenant shall exercise such option in a timely manner, then this Lease shall automatically be extended for the New Term, on all of the terms and conditions set forth herein, without the execution of any further instrument. If, however, Tenant shall not exercise such option in a timely manner, then Tenant shall have no further right to extend the Term of this Lease, and this Lease shall expire on the Expiration Date specified in Section 1.1.

     Tenant's option to extend the Term for the New Term shall be exercised (and Annual Rent for tile New Term shall be determined) in the following manner:

         (a) Not later than with eight (8) months prior to the "Expiration Date", Tenant shall provide Landlord with notice (the "Intention Notice") of Tenant's potential desire to extend the Term. If Tenant falls to deliver the Intention Notice on or before with eight (S) months prior to the Expiration Date, Tenant shall have no further right to extend the Term.

         (b) If Tenant delivers the Intention Notice in a timely manner, then, not later than seven (7) months prior to the Expiration Date, Landlord shall notify Tenant, in writing, of' Landlord's estimate ("Landlord's Estimate") of the fair market rental value for the Premises with respect to the first twelve (12) months of the New Term.

         (c) Within 15 days after Tenant's receipt of Landlord's Estimate, Tenant shall inform Landlord if Tenant disputes Landlord's Estimate. Tenant's failure to notify Landlord prior to the expiration of such fifteen (15) day period shall be deemed to constitute a waiver of Tenant's right to dispute Landlord's Estimate, and, if the Term is extended for the New Term. Annual Rent for the first twelve (12) months of the New Term will be deemed to have been established as Landlord's Estimate.

         (d) If Tenant notifies Landlord of Tenant's desire to dispute Landlord's Estimate, Landlord and Tenant shall each select an independent appraiser, who shall attempt to reach agreement as to the fair market rental value for the Premises for the first twelve (12) months of the New Term. If they are unable to agree, the appraisers selected by Tenant and Landlord shall mutually agree upon a third appraiser, who shall choose either the value proposed by Tenant's appraiser or the value proposed by Landlord's appraiser as being the fair market rental value for the Premises for the first 12 months of the New Term. The Annual Rent for the first 12 months of the New Term shall be deemed to be the fair market rental value as determined by the appraiser(s); provided, however, that the Annual Rent for the first 12 months of the second New Term shall be not less than the annual rent payable with respect to the 12 months immediately preceding the Expiration Date.

                  Each appraiser shall be a reputable independent MAI real estate appraiser, with at least 5 years of experience in the Commonwealth of Massachusetts. The costs and expenses of the appraiser selected by Landlord shall be borne by Landlord; the costs and expenses of the appraiser selected by Tenant shall be borne by Tenant: and tile costs and expenses of the third appraiser (if any) shall be shared equally by Tenant and Landlord.

         (e) Tenant shall have the right to exercise its option to extend the Term by notice to Landlord not later than that date (the "Last Notice Date") which is the later to occur of (i) thirty
                  (30) days after the date on which the Annual Rent payable with respect to the first twelve (12) months of the New Term has been established and (ii) six (6) months prior to the Expiration Date. If Tenant shall fall to exercise its option to extend tile Term prior to the Last Notice Date, Tenant shall have no further right to extend the Term and this Lease shall expire as of the Expiration Date. However, notwithstanding such failure by Tenant, Landlord shall have the option (which option shall be exercised, if at all, by notice to Tenant not later than thirty (30) days after the Last Notice Date), if the Last Notice Date is a date which is later than six (6) months prior to the Expiration Date, to extend the Term for a period equal to the number of days between the date which is six (6) months prior to the Expiration Date and the Last Notice Date, for Annual Rent which is the Annual Rent in effect immediately prior to the Expiration Date.

         (f) If the Annual Rent payable with respect to the first 12 months of the New Term has not been established prior to the Expiration Date, Tenant shall continue to pay Annual Rent on the basis of the Annual Rent payable with respect to the twelve (12) months immediately preceding the Expiration Date. If the Term is subsequently extended, then, at such time as the new Annual Rent has been established, (i) all future payments of Annual Rent during the first 12 months of the New Term shall be in the amount so established and (ii) if the new Annual Rent is higher than the Annual Rent previously paid by Tenant, Tenant shall make an appropriate additional payment allocable to the period prior to the establishment of the new Annual Rent, to the end that Tenant will be required to pay the new Annual Rent with respect to the entire first 12 months of the New Term.

         (g) Annual Rent for the second 12 months of the New Term "I be the sum of (i) Annual Rent for the first 12 months of the New Term, plus (ii) S-50 x the rentable floor area of the Premises. Annual Rent for each succeeding 12 month period during the New term shall be the sum of (i) Annual Rent for the immediately preceding 12 month period, plus (ii) $.50 x the rentable floor area of the Premises.

     8.20 REDUCTION OF THE SECURITY DEPOSIT: As used herein, the "Reduction Date" shall mean that date (if any) on which all of the following conditions have been satisfied:

         (i) Tenant has, throughout the Term of this Lease, satisfied in a timely manner all of its monetary obligations hereunder, as well as all other material obligations hereunder;

         (ii) Tenant has completed an "Initial Public Offering",

         (iii) Tenant has a net worth of at least $5,000,000; and

         (iv) For each of four consecutive fiscal quarters following the completion of its Initial Public Offering, Tenant's activities have resulted in a profit (as determined in accordance with generally accepted accounting principles, consistently applied).

     At such time (if any) as the Reduction Date has occurred, Tenant shall so notify Landlord. (Such notice shall be accompanied by such materials as may reasonably be required in order to permit Landlord to confirm that, in fact, the Reduction Date has occurred.) Upon Landlord's receipt of such notice (and Landlord's confirmation that, in fact, the Reduction Date has occurred), the security deposit hereunder shall be reduced by $40,066.00 (i.e. 50% of the security deposit specified in Section 1.1), and the amount of such reduction shall promptly be reimbursed to Tenant by Landlord

     8.21 CREATION OF A RIGHT OF FIRST OFFER, IN FAVOR OF TENANT: As used herein, a "Junior Right of First Offer" shall mean a right of first offer granted by Landlord while Tenant occupies the Affected Floor with respect to any portion of that floor of the Building on which the Premises are situated from time to time (the "Affected Floor"), in favor of any other tenant of the Building. If Landlord grants any Junior Right of First Offer, Landlord shall so notify Tenant. (Such notice shall be accompanied by a copy of the Junior Right of First Offer.) Upon the granting of a Junior Right of First Offer, an identical night of first offer ("Tenant's Right of First Offer"), having priority over the Junior Right of First Offer, shall deemed to have been created in favor of Tenant. Thereafter, if, while Tenant still occupies the Affected Floor, a condition arises which would permit the holder of the Junior Right of First Offer to exercise the Junior Right of First Offer, Tenant shall also have the right to exercise Tenant's Right of First Offer; and the holder of the Junior Right of First Offer shall not be permitted to exercise the Junior Right of First Offer unless Tenant either waives Tenant's Right of First Offer or fails to exercise Tenant's Right of First Offer in a timely manner. If Tenant waives (or fails to exercise in a timely manner) Tenant's Right of First Offer, then Tenant's Right of First Offer shall be deemed to have been terminated, Tenant shall have no further right of first offer with respect to any portion of the Affected Floor and this Section
8.21 shall automatically be deemed to have been deleted from this Lease in its entirety.

     8.22 TENANT'S CONTRIBUTION TOWARD THE COST OF LANDLORD'S WORK: Upon the substantial completion of Landlord's Work, Landlord shall submit to Tenant a statement, in reasonable detail, of the costs and expenses incurred by Landlord in connection with Landlord's Work. Within fifteen (15) days following Tenant's receipt of such statement, Tenant shall deliver to Landlord a payment, as a contribution toward such costs and expenses, in the amount of $52,260.00 (i.e. $7.50 x the rentable floor area of the Premises).

                                   EXHIBIT "E"

                              313 WASHINGTON STREET

                      BUILDING STANDARD TENANT IMPROVEMENT

Floor Coverings:      30 ounce carpet shall be provided throughout the tenant
                      space. Material to be selected by tenant from building standard samples.

Partitions:           a.   Partitions will be 5/8" metal studs 16" o.c. with one
                           layer of 1/2" gypsum wallboard on each side.
                           Partitions will extend from floor to 2" above suspended acoustic ceiling. Demising wall partitions will be constructed with 3-5/8" metal studs with one layer of 5/8" fire code gypsum wallboard on each side insulated with 3-1/2" fiberglass batt insulation and shaft extend to underside of the floor above. One half of tenant's demising wall will be credited against the interior partition allowance.

                      b. All partitions will have a vinyl base 4" high, color to be selected from building standard samples.

                      c. interior partition allowance shall be one lineal foot of partition for every 15 feet of net usable floor space.

Door:                 a.   Entrance Doors - Each tenant's principal entry door
                           will be a 3'-0' x 7'-8" x 1-3/4" solid core oak door entry-way with glass insert. `Me door will have a natural sealed finish and a 1'-6" wide full height sidelight.

                      b. Interior Doors - Each tenant shall be provided with one interior door per 25 lineal feet of interior partition allowance. The interior door shall consist of a 3'-0" x 6'-8" x 1-3/4" wood solid core oak door in a natural sealed finish. The frame shall be pressed metal and will receive two coats of enamel paint from building standard samples. Hardware will include one lever handle passage set and door doorstop.

                      c. Egress Doors - The tenant egress door unit shall consist of a 3'-0" x 7'-8" x 1-3/4" solid core oak door and frame The door will have a naturally sealed finish Hardware "I include one lever handle mortised lock set, closer and doorstop in a brass finish. Allowance of one per tenant space in excess of 2,000 usable square feet.

Ceiling: A simulated 2'x 2' tegular, fissured acoustical tile in a 2'x 4'grid system. Acoustical ceilings shall be installed at a height of approximately 7'-6"

Lighting:             2'x 4'parabolic fixtures.

Page 2.
EXHIBIT "E"


Window Treatment:     Horizontal blinds will be provided on all exterior
                      windows.

Wall Finishes:        All interior partitions will receive one coat of primer
                      and two coats of latex wall paint with an eggshell finish.
                      Color selection will be from tenant standard selections with not more than one color per room.

Electrical            a.   Outlets - One duplex outlet will be provided for each
                           100 square feet of usable area.

                      b. Switches - One single pole quiet wall switch for every 350 square feet of usable area.


Telephone Outlets:    One telephone outlet box and conduit to top of interior
                      partitions will be provided for every 275 square feet of usable area. Tenant is responsible for all wiring, jacks and telephone equipment.

Heating, Ventilating
& Air Conditioning:   Landlord shall provide heating, air conditioning and
                      ventilation in good working order and condition. The system shall include all distribution ductwork, diffusers, return air grilles and thermostatic control for a normal office layout.

Sprinklers:           Landlord will provide a sprinkler system throughout the
                      building in accordance with current fire safety codes.

Tenant Sign &
Directory:            Landlord will provide one tenant entry sign. Tenants will
                      be provided with their name on the Building Directory in the lobby area.

                                    EXHIBIT F

        [Plan showing an outline and location of the temporary premises.]

                                    EXHIBIT G

The HVAC system shall maintain 72 degrees DB and 50% or less relative humidity in summer and 75 degrees DB in winter under current ASHRAE outside design conditions for the locality (under 1% occurrence column).

                               AMENDMENT TO LEASE

Reference is made to the following facts, documents and definitions:

A.   Landlord:             313 Washington Street, LLC

B.   Tenant:               MCK Telecommunications, Inc.

C.   Lease:                That certain Lease, dated as of June 2, 1997, by and
                           between Landlord as Landlord and Tenant as Tenant.
                           Terms which are used herein but which are not otherwise defined herein shall have meanings ascribed to such terms in the Lease.

D.   Original Premises:    The premises demised to Tenant pursuant to the lease,
                           consisting of 6,968 rentable square feet of space in the Building.

E.   New Office Space:     Certain premises in the Building as shown on Exhibit
                           A-1, annexed, consisting of 1,055 rentable square feet of space in the Building.

F.   Storage Space:        Certain premises in the Building as shown on Exhibit
                           A-1, annexed, consisting of 42 rentable square feet of space in the Building.

G.   Effective date:       The date on which the new Office Space and the
                           Storage Space are delivered to Tenant by Landlord. At such time as the effective Date has occurred, Landlord and Tenant shall enter into a written instrument, confirming the exact date of the Effective Date.

H. Landlord and Tenant wish to amend the Lease, so as to add the New Office Space and the Storage Space to the premises demised under the Lease.

     Now therefore, for one ($1.00) dollar and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties hereto, Landlord and Tenant agree that the Lease shall be (and it hereby is) amended in the following respects:

1. Promptly following the execution of this Amendment to Lease, Landlord shall deliver to Tenant the New Office Space and the Storage Space. Thereafter, Tenant's rights and obligations with respect to the New Office Space and the Storage Space shall be governed by all of the terms and conditions set forth in the Lease (as amended hereby), all as if the Premises as originally described in the Lease had consisted of the Original Premises, the New Office Space and the Storage Space.

2. Tenant expressly agrees that it will accept possession of the New Office Space and the Storage Space in a totally "as is" condition, and that Landlord shall have no obligation to alter, renovate or improve the New Office Space or the Storage Space in any respect (provided, however, that the Storage Space shall be delivered to Tenant in "broom-clean" condition).

3. The New Office Space shall be used solely for general office purposes, and the Storage Space shall be used solely for storage purposes.

4. From and after the Effective Date, the Rentable Floor Area of Tenant's Space shall be deemed to be 8,023 square feet (i.e., the sum of the rentable area of the Original Premises and the rentable area of the New Office Space), Tenant's Share of Building Operation Costs and Real Estate Taxes shall be deemed to be 10.49% (i.e., the percentage obtained by dividing the sum of the rentable area of the Original Premises and the rentable area of the New Office Space by the Rentable Floor Area of the Building) and Tenant's Share of Office Operation Costs shall be deemed to be 12.13% (i.e., the percentage obtained by dividing the sum of the rentable area of the Original Premises and the rentable area of the New Office Space by the Rentable Floor Area of the Office Areas).

5. From and after the Effective Date, Annual Rent shall be payable in accordance with the following schedule:

     a. For the period commencing on the Effective Date and ending on August 31, 1998 - $186,449.00 per annum (i.e., $15,537.42 per month, and proportionately at such rate for any partial calendar month), consisting of $186,029.00 per annum for the Original Premises and the New Office Space + $10.00 per rentable square foot per annum for the Storage Space.

     b. For the period commencing on September 1, 1998 and ending on August 31, 1999 - $190,460.50 per annum (i.e., $15,871,71 per month), consisting of 190,040.50 per annum for the Original Premises and the New Office Space + $10.00 per rentable square foot per annum for the Storage Space.

     c. For the period commencing on September 1, 1999 and ending on August 31, 2000 - 194,493.00 per annum (i.e., $16,207.75 per month), consisting of
         194,052.00 per annum for the Original Premises and the New Office Space + $10.50 per rentable square foot per annum for the Storage Space.

     d. For the period commencing on September 1, 2000 and ending on August 31, 2001 - 202,537.00 per annum (i.e., $16,878.03 per month), consisting of
         $202,075.00 per annum for the Original Premises and the New Office Space + $11.00 per rentable square foot per annum for the Storage Space.

     e. For the period commencing on September 1, 2001 and ending on August 31, 2002 - $206,569.50 per annum (i.e., $17,214.13 per month), consisting of $206,086.50 per rentable square foot per annum for the Original Premises and the New Office Space + $11.50 per rentable square foot per annum for the Storage Space.

6. Section 8.16 of Exhibit "D" to the Lease (entitled "Tenant's Parking" is amended so as to provide that Tenant's Spaces shall consist of 16 parking spaces (and not 14 parking spaces, as heretofore provided in the Lease).

7. Except as expressly set fourth herein, the Lease shall be and remain in full force and effect, in accordance with its terms.

     EXECUTED under seal, as of April 22, 1998.


                                      313 WASHINGTON STREET, LLC


                                      By: /s/ Louis J. Grossman
                                          --------------------------------------
                                          Louis J. Grossman
                                          Its Manager


                                      MCK TELECOMMUNICATIONS, INC.

                                      By: /s/ Paul K. Zurlo
                                          --------------------------------------
                                          Its CFO
                                          hereunto duly authorized

                                   EXHIBIT A-1
                                   MCK EXPANSION
                                   SPACE (OFFICE & STORAGE)



             [Plan showing an outline and location of the premises.]

                                   EXHIBIT A-1
                                   MCK EXPANSION
                                   SPACE (OFFICE & STORAGE)



             [Plan showing an outline and location of the premises.]

                            SECOND AMENDMENT TO LEASE

Reference is made to the following facts, documents and definitions:

     A. Landlord: - 313 Washington Street, LLC

     B. Tenant - MCK Telecommunications, Inc.

     C. Lease - That certain Lease, dated as of June 2, 1997, by and between Landlord as Landlord and Tenant as Tenant, as amended by that certain Amendment to Lease Dated April 22, 1998. Terms which are used herein, but which are not otherwise defined herein shall have the meanings ascribed to such terms in the Lease.

     D. Second Storage Space - Certain premises in the Building as shown on Exhibit A-2, annexed, consisting of fifty (50) rentable square feet of space in the Building.

     E. Effective Date - The date on which the Second Storage Space is delivered to Tenant by Landlord. At such time as the Effective Date has occurred, Landlord and Tenant shall enter into a written instrument, confirming the exact date of the Effective Date.

     F. Landlord and Tenant wish to amend the Lease, so as to add the Second Storage Space to the premises demised under the Lease.

Now therefore, for $1.00 and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties hereto, Landlord and Tenant agree that the Lease shall be (and it hereby is) amended in the following respects:

     1. Promptly following the execution of this Second Amendment to Lease, Landlord shall deliver to Tenant the Second Storage Space. From and after the Effective Date, Tenant's rights and obligations with respect to the Second Storage Space shall be governed by all of the terms and conditions set forth in the Lease (as amended hereby), all as if the Premises as originally described in the Lease had included the Second Storage Space.

     2. Tenant expressly agrees that it will accept possession of the Second Storage space in a totally "as is" condition, and that Landlord shall have no obligation to alter, renovate or improve the Second Storage Space in any respect (provided, however, that the Second Storage Space shall be delivered to Tenant in "broom clean" condition).

     3. The Second Storage Space shall be used solely for storage purposes.

     4. Notwithstanding the inclusion of the Second Storage Space in the Premises under the Lease, the Rentable Floor Area of Tenant's Space, Tenant's share of Building Operation Costs and Real Estate Taxes and Tenant's Share of Office Operation Costs shall not be altered.

     5. From and after the Effective Date, Annual Rent shall be increased in accordance with the following schedule:

         (a) For the period commencing on the Effective Date and ending on august 31, 1999 - $420 (i.e., $10.00 per rentable square foot per annum for the Second Storage Space).

         (b) For the period commencing on September 1, 1999 and ending on August 31, 2000 - $441 (i.e., $10.50 per rentable square foot per annum for the Second Storage Space).

         (c) For the period commencing on September 1, 2000 and ending on august 31, 20001 - $462 (i.e., $11.00 per rentable square foot per annum for the Second Storage Space).

         (d) For the period commencing on September 1, 2001 and ending on August 31, 2002 - $483 (i.e., $11.50 per rentable square foot per annum for the Second Storage Space).

     6. Except as expressly set forth herein, the Lease shall be and remain in full force and effect, in accordance with its terms.


Executed under seal, as of June 30, 1998


313 Washington Street, LLC


By: /s/ Louis J. Grossman
    -----------------------------------
    Louis J. Grossman, its Manager


MCK Telecommunications, Inc.

By: /s/ Paul K. Zurlo
    -----------------------------------
Its  CFO
hereunto duly authorized

                                   EXHIBIT A-2
                                MCK STORAGE SPACE


             [Plan showing an outline and location of the premises.]